Exhibit 99.1

Passage Bio Reports Third Quarter 2021 Financial Results and Provides Recent Business Highlights

-	On track to report initial safety and 30-day biomarker data for cohort 1 from Imagine-1 global Phase 1/2 trial for PBGM01 for the treatment of infantile GM1 in 4Q21
-	Activated multiple clinical sites across three global clinical programs, despite Covid-19 headwinds
-	Expect to dose first participants in global Phase 1/2 trials for PBFT02 and PBKR03 in 4Q21
-	Appointed Maxine Gowen, Ph.D., as chairwoman of the board of directors
-	Management to host conference call today at 8:30 a.m. ET

Philadelphia, PA – November 4, 2021 – Passage Bio, Inc. (Nasdaq: PASG), a clinical-stage genetic medicines company focused on developing transformative therapies for central nervous system disorders, today reported financial results for the third quarter ended September 30, 2021 and provided recent business highlights.

“We ended the quarter well-positioned to deliver on multiple upcoming catalysts, including reporting first-in-human data from our Imagine-1 global Phase 1/2 trial for PBGM01 for the treatment of infantile GM1 gangliosidosis before the end of year,” said Bruce Goldsmith, Ph.D., president and chief executive officer of Passage Bio. “We also have successfully activated multiple clinical sites and are continuously expanding our patient identification initiatives across each of our global clinical programs. This paves the way for us to continue to advance Imagine-1 and dose the first participants before year-end in our programs for Krabbe disease and frontotemporal dementia with granulin mutations.

“As we close this year, we remain steadfastly focused on strong execution of our three clinical programs, while continuing to progress our robust genetic medicines pipeline targeting CNS disorders affecting both rare and large patient populations.”

Recent Highlights:

●	Advancing Imagine-1 global Phase 1/2 trial toward data readout for cohort one in fourth quarter of 2021: Data will include initial safety and 30-day biomarker data, specifically beta-galactosidase enzyme activity levels in serum and cerebrospinal fluid. The company also plans to disclose the Independent Data Monitoring Committee recommendation on progressing to the higher-dose late infantile and low-dose early infantile GM1 patient cohorts.
●	Activated multiple clinical sites across three global clinical programs, despite Covid-19 headwinds: This accomplishment, along with a variety of patient identification initiatives, paves the way for first participants to be dosed in global Phase 1/2 clinical trials upliFT-D for PBFT02 in frontotemporal dementia with granulin mutations and GALax-C for PBKR03 in Krabbe disease by the end of the fourth quarter 2021. The company plans to report initial safety and 30-day biomarker data for both trials in the first half of 2022.
●	Appointed Maxine Gowen, Ph.D., as chairwoman of the board of directors in August 2021: This appointment followed the unexpected passing of Passage Bio co-founder and former board chair Dr. Tadataka Yamada. Dr. Gowen is an accomplished biopharmaceutical executive who has deep operational and research and development experience and has been a member of Passage Bio’s board since February 2021.

Anticipated Upcoming Milestones

●	Report initial safety and 30-day biomarker data from cohort one of Imagine-1 global Phase 1/2 PBGM01 trial in 4Q21.
●	Dose first participant in upliFT-D Phase 1/2 FTD-GRN trial in 4Q21; report initial safety and 30-day biomarker data for cohort one in 1H22.
●	Dose first participant in GALax-C Phase 1/2 Krabbe trial in 4Q21; report initial safety and 30-day biomarker data for cohort one in 1H22.
●	Continue to advance preclinical programs for PBML04 (Metachromatic leukodystrophy), PBLA05 (Amyotrophic lateral sclerosis) and PBCM06 (Charcot-Marie-Tooth Disease Type 2A), and an undisclosed adult CNS program.
●	Continue to advance target identification research programs for Alzheimer’s Disease and Temporal Lobe Epilepsy.

Third Quarter 2021 Financial Results

●	Cash Position: Cash, cash equivalents and marketable securities were $354.4 million as of September 30, 2021 as compared to $304.8 million as of December 31, 2020. The Company expects current cash and cash equivalents to fund operations for at least the next 24 months.
●	Research and Development (R&D) Expenses: R&D expenses were $26.6 million for the third quarter ended September 30, 2021, compared to $20.8 million for the same quarter in 2020. Acquired in-process R&D expenses were $5.5 million for the third quarter ended September 30, 2021, primarily due to our expanded collaboration with the University of Pennsylvania’s Gene Therapy Program to advance genetic medicines for large CNS diseases, compared to zero expenses in the same quarter of 2020.
●	General and Administrative (G&A) Expenses: G&A expenses were $15.0 million for the third quarter ended September 30, 2021, compared to $7.8 million for the same quarter in 2020.
●	Net Loss: Net loss was $46.9 million, or a net loss of $0.87 per basic and diluted share, for the third quarter ended September 30, 2021 compared to $28.5 million, or a net loss of $0.63 per basic and diluted share, for the same quarter in 2020.

Conference Call Details

Passage Bio will host a conference call and webcast today at 8:30 a.m. ET. To access the live conference call, please dial 833-528-0605 (domestic) or 830-221-9711 (international) and reference conference ID number 2985094. A live audio webcast of the event will be available on the Investors & News section of Passage Bio’s website at investors.passagebio.com. The archived webcast will be available on Passage Bio’s website approximately two hours after the completion of the event and for 30 days following the call.

About Passage Bio

At Passage Bio (Nasdaq: PASG), we are on a mission to provide life-transforming genetic medicines for patients with CNS diseases that replace their suffering with boundless possibility, all while building lasting relationships with the communities we serve. Based in Philadelphia, PA, our company has established a strategic collaboration and licensing agreement with the renowned University of Pennsylvania’s Gene Therapy Program to conduct our discovery and IND-enabling preclinical work. This provides our team with enhanced access to a broad portfolio of gene therapy candidates and future gene therapy innovations that we then pair with our deep clinical, regulatory, manufacturing and commercial expertise to rapidly advance our robust pipeline of optimized gene therapies into clinical testing. As we work with speed and tenacity, we are always mindful of patients who may be able to benefit from our therapies. More information is available at www.passagebio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to: our expectations about timing and execution of anticipated milestones, including initiation of clinical trials and the availability of clinical data from such trials; our expectations about our collaborators’ and partners’ ability to execute key initiatives; our expectations about manufacturing plans and strategies; our expectations about cash runway; and the ability of our lead product candidates to treat their respective target monogenic CNS disorders. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our ability to develop and obtain regulatory approval for our product candidates; the timing and results of preclinical studies and clinical trials; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events; the risk that positive results in a preclinical study or clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; failure to protect and enforce our intellectual property, and other proprietary rights; our dependence on collaborators and other third parties for the development and manufacture of product candidates and other aspects of our business, which are outside of our full control; risks associated with current and potential delays, work stoppages, or supply chain disruptions caused by the coronavirus pandemic; and the other risks and uncertainties that are described in the Risk Factors section in documents the company files from time to time with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information, please contact:

Investors:

Stuart Henderson
Passage Bio
267.866.0114
shenderson@passagebio.com

Media:

Gwen Fisher
Passage Bio
215.407.1548
gfisher@passagebio.com

Passage Bio, Inc.

Balance Sheets

(Unaudited)

(in thousands, except share data)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$162,890	$135,002
Marketable securities	191,511	169,815
Prepaid expenses and other current assets	3,132	1,405
Prepaid research and development	8,935	10,961
Total current assets	366,468	317,183
Property and equipment, net	17,767	2,795
Other assets	6,706	8,029
Total assets	$390,941	$328,007
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,978	$5,265
Accrued expenses and other current liabilities	13,272	15,910
Total current liabilities	22,250	21,175
Deferred rent	6,464	2,077
Other liabilities	—	41
Total liabilities	28,714	23,293

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.0001 par value: 300,000,000 shares authorized; 54,106,911 shares issued and 54,016,499 shares outstanding at September 30, 2021 and 45,917,084 shares issued and 45,614,807 shares outstanding at December 31, 2020	5	4
Additional paid‑in capital	667,316	475,617
Accumulated other comprehensive income (loss)	33	(12)
Accumulated deficit	(305,127)	(170,895)
Total stockholders’ equity	362,227	304,714
Total liabilities and stockholders’ equity	$390,941	$328,007

Passage Bio, Inc.

Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
Operating expenses:
Research and development	$26,623	$20,837	$84,705	$53,856
Acquired in‑process research and development	5,500	—	7,000	—
General and administrative	14,978	7,793	42,864	19,990
Loss from operations	(47,101)	(28,630)	(134,569)	(73,846)
Interest income, net	186	99	337	558
Net loss	$(46,915)	$(28,531)	$(134,232)	$(73,288)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.87)	$(0.63)	$(2.53)	$(2.02)
Weighted average common shares outstanding, basic and diluted	53,995,560	45,503,794	53,080,645	36,273,495
Comprehensive loss:
Net loss	$(46,915)	$(28,531)	$(134,232)	$(73,288)
Unrealized gain (loss) on marketable securities	14	(40)	45	(40)
Comprehensive loss	$(46,901)	$(28,571)	$(134,187)	$(73,328)